Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Stein Mart, Inc.’s Annual Report on Form 10-K for the year ended February 3, 2007.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
December 12, 2007